Exhibit 10.11

DATED

14th April 2022

Amendment Agreement

between

(1) ClimateRock ‘The Borrower’

and

(2) Eternal BV ‘The Lender’

CONTENTS

CLAUSE

1.	Definitions and interpretation	2
2.	Conditions precedent	3
3.	Amendments to the Original Facility Agreement	3
4.	Representations and warranties	4
5.	Continuity	4
6.	Further assurance	4
7.	Miscellaneous	4
8.	Third party rights	5
9.	Governing law and jurisdiction	5

SCHEDULE

Schedule 1	Conditions precedent	6
1.	Finance documents	6

This agreement is dated 14th April 2022

Parties

(1)	ClimateRock, 50 Sloane Avenue, London, SW3 3DD, The United (Borrower)

(2)	Eternal BV (the “Lender”), Mariendaal 8, 6861 WN Oosterbeek, The Netherlands (Lender)

BACKGROUND

(A)	The Borrower and the Lender entered into a facility agreement dated 1 October 2021 pursuant to which the Lender agreed to make available to the Borrower a loan facility up available to withdraw in the period from 1 October 2021 to 31 March 2022 in a maximum aggregate principal amount of USD 500,000 (Original Facility Agreement).

(B)	The parties have agreed to amend the Original Facility Agreement as set out in this agreement.

(C)	This agreement is supplemental to the Original Facility Agreement.

Agreed terms

1.	Definitions and interpretation

1.1	Terms defined in the Original Facility Agreement shall have the same meaning when used in this agreement, unless defined below. In addition, the definitions below apply in this agreement.

Amended	Facility Agreement: the Original Facility Agreement as amended by this agreement.

Effective	Date: the date on which the Lender informs the Borrower that the conditions precedent have been satisfied in accordance with clause 2.

Original	Facility Agreement: has the meaning given in recital (A).

1.2	The rules of interpretation of the Original Facility Agreement shall apply to this agreement as if set out in this agreement save that references in the Original Facility Agreement to “this agreement” shall be construed as references to this agreement.

1.3	Unless the context otherwise requires, references in the Original Facility Agreement to “this agreement” shall be to the Original Facility Agreement as amended by this agreement.

1.4	In this agreement:

(a)	any reference to a “clause” or “Schedule” is, unless the context otherwise requires, a reference to a clause or Schedule of this agreement; and

(b)	clause and Schedule headings are for ease of reference only.

1.5	This agreement is a designated Finance Document.

1.6	The Schedule forms part of this agreement and shall have effect as if set out in full in the body of this agreement. Any reference to this agreement includes the Schedule.

2.	Conditions precedent

2.1	The Effective Date is conditional on the Lender having received all of the documents and evidence specified in the Schedule in the form, and containing the information, that it requires.

2.2	On satisfaction of the conditions precedent referred to in clause 2.1, the Lender shall promptly notify the Borrower in writing that those conditions have been satisfied.

2.3	The Lender shall not give the notice referred to in clause 2.2 if it is aware that an Event of Default or Potential Event of Default has occurred.

2.4	If the Effective Date has not occurred by close of business in London on or before 14th April 2022 (or such later date agreed by the parties), this agreement shall cease to have effect, except for clause 7.2, clause 10 and clause 11.

3.	Amendments to the Original Facility Agreement

3.1	The Original Facility Agreement shall be amended with effect on and from the Effective Date as set out in this clause 3.

3.2	The definition of “Interest Payment Date” shall be deleted in its entirety from clause 1 “Definitions and Interpretation” of the Original Facility Agreement.

3.3	Clause 5 of the Original Facility Agreement shall be deleted in its entirety and replaced with “ The Loan shall bear interest at an annual rate of 0 percent”.

4.	Representations and warranties

4.1	The Borrower makes the representations and warranties set out in clause 10 of the Original Facility Agreement to the Lender on the date hereof and on the Effective Date, in each case by reference to the facts and circumstances then existing, and as if each reference in those representations and warranties to “this agreement” OR “the Finance Documents” includes a reference to this agreement and the Amended Facility Agreement.

5.	Continuity

5.1	The provisions of the Original Facility Agreement shall, save as amended in this agreement, continue in full force and effect, and shall be read and construed as one document with this agreement.

6.	Further assurance

6.1	The Borrower shall, at the request of the Lender and at its own expense, do all such acts and things necessary or desirable to give effect to the amendments made or to be made pursuant to this agreement.

7.	Miscellaneous

7.1	The provisions of clauses 15, 16 and 18 of the Original Facility Agreement shall apply to this agreement, as if set out in full and so that references in those provisions to “this agreement” shall be construed as references to this agreement and references to “party” or “parties” shall be construed as references to parties to this agreement.

7.2	This agreement may be executed in any number of counterparts, each of which when executed shall constitute a duplicate original, but all the counterparts together shall constitute one agreement. No counterpart shall be effective until each party has executed at least one counterpart.

8.	Third party rights

8.1	A person who is not a party to this agreement shall not have any rights under the Contracts (Rights of Third Parties) Act 1999 to enforce, or enjoy the benefit of, any term of this agreement.

8.2	Notwithstanding any term of this agreement, the consent of any person who is not a party to this agreement is not required to rescind or vary this agreement at any time.

9.	Governing law and jurisdiction

9.1	This agreement and any dispute or claim (including non-contractual disputes or claims) arising out of or in connection with it or its subject matter or formation shall be governed by and construed in accordance with the law of England and Wales.

9.2	Each party irrevocably agrees that, subject as provided below, the courts of England and Wales shall have exclusive jurisdiction over any dispute or claim (including non-contractual disputes or claims) that arises out of or in connection with this agreement or its subject matter or formation. Nothing in this clause shall limit the right of the Lender to take proceedings against the Borrower in any other court of competent jurisdiction, nor shall the taking of proceedings in any one or more jurisdictions preclude the taking of proceedings in any other jurisdictions, whether concurrently or not, to the extent permitted by the law of such other jurisdiction.

This agreement has been entered into on the date stated at the beginning of it.

Schedule	1 Conditions precedent

1.	Finance documents

1.1	This agreement duly executed by the Borrower.

Signed by Per Regnarsson	/s/ Per Regnarsson
for and on behalf of ClimateRock. the Borrower	Authorised Signatory

Signed by Charles Ratelband	/s/ Charles Ratelband
for and on behalf of Eternal BV, the Lender	Authorised Signatory